Exhibit 99.1

For Release

My Size Awarded its First Patent

The patent was granted by Russia for the

Company’s “Measurement of a Body Part” Technology

Airport City, Israel, September 26, 2017 --- My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ; TASE: MYSZ), developer of proprietary, smartphone measurement applications, announced today that the Company has been awarded its first patent. Russia Patent No. 2628497 was granted to the Company on August 17, 2017 for its Measurement of a Body Part smart phone application. The patent expires 20 years from the patent filing date, or January 20, 2033.

“We are very proud of our R&D team which has engineered unrivaled technology that is now formally recognized as unique. We have many others patents pending worldwide for our Measurement of a Body Part smart phone application as well as other measurement applications in our long pipeline of products which we have developed for the e-commerce and m-commerce apparel, do it yourself (“DIY”), and parcel delivery markets to name a few. We look forward to sharing similar good news in the future,” said Billy Pardo, Chief Product Officer, My Size, Inc.

“The issuance of the patent in Russia further strengthens My Size’s dominant position as a measurement technology leader in the continuously growing e-commerce apparel market,” said Ronen Luzon, CEO of My Size, Inc.

The Measurement of a Body Part application was designed for the online apparel market. It enables shoppers to always choose the right size garment on a retailer’s website using the accurate measurements taken with their smart phone of an area of their body. The application first analyzes the recorded information using big data, then recommends the appropriate size of an article of clothing the shopper has selected for consideration on a retailer’s website. All of My Size’s technology applications use the algorithms of smartphone, rather than the smart phone camera, to record and document body measurements. This maintains and ensures customer privacy.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting edge technology with broad applications including the apparel, e-commerce DIY, shipping and parcel delivery industries.  This proprietary technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website. www.mysizeid.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a “controlled company,” as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact

Marjie Hadad

MH Communications

marjierhadad@gmail.com

+972-54-536-5220